Exhibit 99.1

American Midstream Partners to Merge with JP Energy Partners,

Creating a $2 Billion Diversified Midstream MLP

•	Transformational merger creates strategic midstream platform

•	Enhance access to capital sources; target pro forma liquidity over $250 million

•	Low pro forma leverage of 3.8x and improved ability to pursue acquisitions

•	Establish clear path to mid-single digit distribution growth through the long-term

HOUSTON – October 24, 2016 – American Midstream Partners, LP (NYSE: AMID) (“American Midstream”) and JP Energy Partners LP (NYSE: JPEP) (“JP Energy”) announced today their execution of a merger agreement to create a combined midstream platform. American Midstream will acquire 100% of JP Energy in a unit-for-unit merger which is anticipated to have minimal, if any, tax recognition for the unitholders. In conjunction with the transaction, ArcLight Capital Partners, LLC (“ArcLight”), the sponsor of both American Midstream and JP Energy, will combine the general partners of the two companies. Upon closing, the combined entity is expected to generate pro-forma Adjusted EBITDA of approximately $185 million, assuming 2016 mid-point guidance from each respective company and including run-rate synergies of approximately $10 million.

The merger of American Midstream and JP Energy will create a diversified midstream business operating in leading North American basins, including the Permian, Gulf of Mexico, Eagle Ford and Bakken. The combined partnership will have an estimated enterprise value of $2 billion and its unitholders are expected to benefit from significantly improved scale and financial flexibility to invest in growth projects, third-party acquisitions and potential drop downs from ArcLight, while establishing a path to mid-single digit distribution growth over the long-term.

“The merger elevates and reshapes our two businesses into a new platform that we expect will allow for higher growth, new business opportunities and a stronger financial position than either company could achieve separately,” said Lynn L. Bourdon, III, Chairman, President and Chief Executive Officer of American Midstream. “This transformational combination is the next logical step in expanding services from the wellhead to the end user market. We will begin to experience the impact of our value chain growth strategy by offering customers a more competitive suite of services that enables us to capture incremental fee opportunities that maximize returns to unitholders. We look forward to creating further alignment with ArcLight as we execute on our long-term growth strategy.”

“We believe the merger between American Midstream and JP Energy makes a tremendous amount of sense, offering all stakeholders a solidified financial profile on a stronger, more diversified platform with multiple avenues for growth,” added Dan Revers, Managing Partner of ArcLight. “Through the combination, ArcLight can concentrate its financial and strategic support and work even more closely with Lynn and his team to continue the growth of American Midstream.”

“This merger provides the opportunity for JP Energy unitholders, customers and employees to participate in the creation of a platform of diversified assets with strong growth prospects. The exchange ratio premium and future growth prospects provide significant investment value to our unitholders,” said J. Patrick Barley, President and Chief Executive Officer. “Lynn’s extensive experience throughout the energy value chain as well as ArcLight’s continued support of the combined enterprise will help ensure the future success of American Midstream.”

COMBINED ENTITY

Upon completion of the transaction, the combined partnership will own and operate diverse midstream infrastructure representing:

•	More than 3,100 miles of gathering and transportation pipeline,

•	Over 2.5 Bcf/d of transportation capacity,

•	Six processing plants with 400 MMcf/d of processing capacity,

•	Three fractionation facilities with 20,000 bpd of capacity,

•	13.9% interest of offshore floating production facility (FPS) in the deep-water Gulf of Mexico,

•	Over six million barrels of above-ground liquids storage capacity, and

•	The third largest wholesale propane business in the U.S.

STRATEGIC RATIONALE

The resulting benefits of the transaction are meaningful. The strategic combination is expected to have the following benefits:

•	Increase Scale and Diversification: Build a broader footprint, enhance competitive position and profitability

•	Expand Service Offering: Expand operations across natural gas, refined products, crude oil and NGLs with opportunity to capture new customers and demand

•	Accelerate Growth: Increase platform for potential third-party acquisitions due to expanded operations and scale, potential for drop downs and partnership opportunities with ArcLight, and growth capital availability

•	Add Complementary Assets: Leverage combined positions in the Permian; crude oil, liquids logistics, and terminals; in addition to approximately $10 million of run-rate synergies

•	Improve Financial Position: Substantially enhance access to sources of capital given increased scale; creates a path to pro forma liquidity over $250 million, with low pro forma leverage of 3.8x and improved ability to pursue acquisitions

•	Fuel Long Term Distribution Growth: Establish path to mid-single digit distribution growth over the long-term

KEY MERGER AGREEMENT TERMS

Under the terms of the Merger Agreement, American Midstream common units will be issued to JP Energy public unitholders at an exchange ratio of 0.5775:1 and to affiliates of ArcLight that hold common units and subordinated units at an exchange ratio of 0.5225:1, resulting in a blended average exchange ratio of 0.55:1. Consideration received by JP Energy public unitholders is structured as a unit-for-unit exchange valued at $8.63 per common unit based on American Midstream’s closing unit price as of October 21, 2016, representing a 14.5% premium to the closing price of JP Energy’s common units of $7.54 on October 21, 2016 and a 14.2% premium to the volume weighted average closing price of JP Energy common units for the last 20 trading days ending October 21, 2016.

The general partner of JP Energy will be merged with the general partner of American Midstream, with the general partner of American Midstream continuing in its current form. ArcLight affiliates have also agreed to provide additional support to the combined partnership to achieve average annual distributable cash flow per unit accretion of approximately 5% for 2017 and 2018. An affiliate of ArcLight will also support the merger through reimbursement of JP Energy’s transaction and transition costs.

The merger terms were negotiated, reviewed, and approved by the Boards of Directors of both American Midstream and JP Energy and the Conflicts Committee of American Midstream, which is composed entirely of independent directors. Both Boards of Directors and the Conflicts Committee have unanimously approved the proposed transaction. As part of their evaluation process, the Conflicts Committee retained independent legal and financial advisors and received a fairness opinion from its financial advisor.

The transaction is expected to close in late 2016 or early 2017, subject to customary closing conditions, including effectiveness of a registration statement on Form S-4 related to the issuance of new American Midstream units to the JP Energy unitholders, approval by a majority of JP Energy public unitholders and regulatory approvals. Until the closing of the proposed merger, American Midstream and JP Energy will continue to operate independently.

HEADQUARTERS AND MANAGEMENT

The combined partnership will be headquartered in Houston, Texas. The Board of Directors of the General Partner of American Midstream remains unchanged.

Lynn L. Bourdon, III will serve as Chairman and Chief Executive Officer and Eric T. Kalamaras will serve as Chief Financial Officer of the combined Partnership.

ADVISORS

Bank of America Merrill Lynch acted as financial advisor to American Midstream and Simmons & Company International, Energy Specialists of Piper Jaffray acted as financial advisor to the Conflicts Committee of American Midstream. Locke Lord LLP acted as legal counsel to American Midstream and Thompson & Knight LLP acted as legal counsel to the Conflicts Committee of American Midstream. BMO Capital Markets acted as financial advisor to JP Energy and Latham & Watkins acted as legal counsel to JP Energy. Andrews Kurth LLP acted as legal advisor to ArcLight.

CONFERENCE CALL

American Midstream will host a conference call at 8:30 AM Eastern Time on Monday, October 24, 2016 to discuss the transaction. The call will be webcast and archived on American Midstream’s website for a limited time.

Dial-In Numbers:	(866) 393-4306 (Domestic toll-free)
(734) 385-2616 (International)
Conference ID:	6493438
Webcast URL:	www.AmericanMidstream.com under Investor Relations; also available by clicking here

Additional Information and Where to Find it

This communication relates to a proposed business combination between American Midstream and JP Energy. In connection with the proposed transaction, American Midstream and/or JP Energy expect to file a proxy statement/prospectus and other documents with the Securities and Exchange Commission (“SEC”). WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to unitholders of JP Energy. Investors and security holders will be able to obtain these materials (if and when they are available) free of charge at the SEC’s website, www.sec.gov. In addition, copies of any documents filed with the SEC may be obtained free of charge from JP Energy’s internet website for investors at http://ir.jpenergypartners.com, and from American Midstream’s investor relations website at http://www.americanmidstream.com/investor- relations. Investors and security holders may also read and copy any reports, statements and other information filed by American Midstream and JP Energy with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participation in the Solicitation of Votes

American Midstream and JP Energy and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding JP Energy’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 29, 2016. Information regarding American Midstream’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 7, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

About American Midstream Partners, LP

Houston-based American Midstream Partners, LP is a growth-oriented limited partnership formed to own, operate, develop and acquire a diversified portfolio of midstream energy assets. The Partnership provides midstream services in Texas, North Dakota, and the Gulf Coast and Southeast regions of the United States. For more information about American Midstream Partners, LP, visit www.AmericanMidstream.com.

About JP Energy Partners, LP

JP Energy Partners LP is a publicly traded, growth-oriented limited partnership that owns, operates, develops and acquires a diversified portfolio of midstream energy assets. JP Energy’s operations currently consist of: (i) crude oil pipelines and storage; (ii) refined products terminals and storage; and (iii) NGL distribution and sales, which together provide midstream infrastructure solutions for the growing supply of crude oil, refined products and NGLs in the United States. To learn more, please visit JP Energy’s website at www.JPEnergyPartners.com.

About ArcLight Capital Partners, LLC

ArcLight is one of the leading private equity firms focused on North American energy infrastructure investments. Since its establishment in 2001, ArcLight has invested approximately $17 billion across multiple energy cycles in 99 transactions. Headquartered in Boston, Massachusetts, the firm’s investment team brings extensive energy expertise, industry relationships, and specialized value creation capabilities to its portfolio. More information about ArcLight, as well as a complete list of ArcLight’ portfolio companies can be found at www.arclightcapital.com.

Forward Looking Statements

This release includes “forward-looking” statements. Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts, including but not limited to those related to pro-forma adjusted EBITDA, run-rate synergies, improved scale, distributions and accretion, actions by sponsor, closing of the transaction, liquidity, future growth, and financial flexibility. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,” “may,” “will” or similar expressions help identify forward-looking statements. American Midstream and JP Energy cannot give any assurance that expectations and projections about future events will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. These risks and uncertainties include the risks that the proposed transaction may not be consummated or the benefits contemplated therefrom may not be realized. Additional risks include the following: the ability to obtain requisite regulatory and unitholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction, the ability of American Midstream to successfully integrate JP Energy’s operations and employees and realize anticipated synergies and cost savings, actions by third parties, the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers, competitors and credit rating agencies, and the ability to achieve revenue and other financial growth, and volatility in the price of oil, natural gas, and natural gas liquids and the credit market. Actual results and outcomes may differ materially from those expressed in such forward-looking statements. These and other risks and uncertainties are discussed in more detail in filings made by American Midstream and JP Energy with the SEC, which are available for free at www.sec.gov. American Midstream and JP Energy undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts

American Midstream Partners, LP

Mark Buscovich, (713) 815-3967

MBuscovich@AmericanMidstream.com

Manager of Finance

or

JP Energy Partners LP

Patrick Welch, (866) 912-3714

investorrelations@jpep.com

Executive Vice President & Chief Financial Officer